Exhibit 10.1

***Indicates omitted material that is the subject of a confidential treatment request filed separately with the Commission.

AMENDMENT TO SUPPLY AGREEMENT

THIS AMENDMENT TO SUPPLY AGREEMENT (this “Amendment”) is effective as of the 1 day of June 2011, by and between MANNATECH, INCORPORATED (“Buyer”), and IMPROVE U.S.A., INC., (“Seller”).

A.	Buyer and the Seller are parties to a Supply Agreement (as may be amended to date, the “Supply Agreement”) pertaining to Buyer’s purchase of a unique aloe powder blend from Seller.

B.
The parties desire to amend and revise the Supply Agreement.  Any capitalized terms used in the Amendment shall, unless otherwise specified herein, have the same meaning ascribed to such terms as set forth in the Supply Agreement.

NOW, THEREFORE, the undersigned parties, in consideration of the mutual covenants contained herein and for the good and valuable consideration, the sufficiency of which is hereby acknowledged, agree as follows.

1.	Amendment to Supply Agreement. Notwithstanding anything to the contrary which may be contained in the Supply Agreement, the Supply Agreement is amended so as to reflect the following modifications.

a.	Section 1 of the Supply Agreement is modified by extending the Term for a period of three (3) years commencing on June 1, 2011 and expiring on May 31, 2014.

b.	Section 14 of the Supply Agreement is deleted and replaced with the following:

“The Parties hereto may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder (including, without limitation, by merger or consolidation) without the prior written consent of the other.  In the event of any assignment, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, either party may assign its interest in the Agreement to an affiliate without the prior consent of the other party. In the case of an assignment to an affiliate, the assigning party must unconditionally guarantee the assignee’s performance and the affiliate must not be a competitor of the non-assigning party.”

c.	Section 21 of the Supply Agreement is deleted in its entirety.

d.	Exhibit B of the Supply Agreement is deleted in its entirety and replaced with the following:

Exhibit “B”

Product Pricing & Ordering

QUANTITY PURCHASED                                                              PRICING/KG

    ***Kg. per batch size                                                      ***per Kg.
    ***Kg. per batch size                                                      ***per Kg.
    ***Kg. per batch size                                                      ***per Kg.

Buyer shall bear all freight, insurance and similar costs, and all sales taxes, with respect to such purchases.  The purchase price of Product, together with all related freight, insurance and similar costs, and sales taxes, shall be paid by Buyer to Seller within thirty (30) days after the date of invoice.

During the Term of this Agreement (as extended by this Amendment) Buyer agrees to purchase *** Kgs of Product from Seller.

e.	All of the other terms, conditions, and provisions contained in the Supply Agreement remain unchanged and in full force and effect.

2.
The Seller’s Release of Buyer, et al.  The Seller hereby releases Buyer and its respective predecessor-in-interest, affiliates, partners, officers, employees, agents and representatives, and respective shareholders, partners, directors, officers, employees, agents and representatives of the respective predecessors-in-interest and affiliates, from any and all claims of any and every nature whatsoever arising out of or in any way connected with any acts or omissions occurring prior to the date of this Amendment with respect to the Supply Agreement, regardless of whether such claims are known, unknown, suspected, unsuspected, accrued, unaccrued, vested and/or contingent as of the date of this Amendment.

3.
Buyer’s Release of Seller, et al.  The Buyer hereby release Seller and its respective predecessor-in-interest, affiliates, partners, officers, employees, agents and representatives, and respective shareholders, partners, directors, officers, employees, agents and representatives of the respective predecessors-in-interest and affiliates, from any and all claims of any and every nature whatsoever arising out of or in any way connected with any acts or omissions occurring prior to the date of this Amendment with respect to the Supply Agreement, regardless of whether such claims are known, unknown, suspected, unsuspected, accrued, unaccrued, vested and/or contingent as of the date of this Amendment.

4.
Integration; Modification.  This Amendment contains the entire understanding between the parties with respect to the subject matter of this Amendment and supercedes all prior or contemporaneous oral or written agreements, conditions, or representations.  This Amendment may not be amended, canceled, or superceded, nor will any provision of this Amendment be deemed waived, except by a written instrument executed by each of the parties to be charged.

5.	Binding Effect. This Amendment will be binding upon, and inure to the benefit of, the parties and their respective heirs, legatees, personal representatives, successors and assigns.

6.
Counterparts.  This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or .pdf and the parties agree that such facsimile or .pdf execution and delivery will have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile or .pdf signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

IN WITNESS WHEREOF, the parties have executed this Amendment.

MANNATECH, INCORPORATED
By:	/s/Stephen D. Fenstermacher
Name:	Stephen D. Fenstermacher
Title:	Co-CEO and CFO
Date:	August 22, 2011

IMPROVE U.S.A., INC.
By:	/s/Jay Spann
Name:	Jay Spann
Title:	CEO
Date:	July 6, 2011